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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2001

                            EPL TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)


         Colorado                001-15333              84-0990658
(State or other jurisdiction    (Commission           (IRS Employer
    of incorporation)           File Number)        Identification No.)


237 Lancaster Ave., Suite 2002 Devon, PA                         19333
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (610)254-8600

                                       N/A

          (Former name or former address, if changed since last report)



Item 4.  Change in Registrant's Certifying Accountant.

On November 19, 2001, EPL Technologies, Inc. (the "Company") was informed by its independent accountant, Deloitte & Touche LLP ("D&T"), that it resigned, effective immediately.

Except as described in the following two paragraphs, the reports of D&T on the financial statements for the past two fiscal years contained no adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles:
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For the year ended December 31, 2000, the Independent Auditors' Report, dated
March 29, 2001, was modified to include an explanatory paragraph as to the existence of substantial doubt about the Company's ability to continue as a going concern.

For the year ended December 31, 1999, the Independent Auditors' Report, dated April 7, 2000, was modified to include an explanatory paragraph as to the existence of substantial doubt about the Company's ability to continue as a going concern.

The Company has authorized D&T to respond fully to any successor independent accounting firm regarding D&T's audit of the Company's financial statements, the reportable events discussed below and D&T's resignation.

In connection with its audits for the two most recent fiscal years and through November 19, 2001, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through November 19, 2001, there have been no reportable events, except as disclosed below (as defined in Regulation S-K Item 304(a)(1)(v)):

By letter dated March 29, 2001, D&T informed the Board of Directors ("Board") that, during the year 2000, significant decisions and corporate actions were undertaken by senior management of the Company without formal Board of Director Approval, or discussions with the Audit Committee. These included the decision in December 2000 to shut down the Company's corn operations and the status of the Company's financing options. D&T also communicated in this letter to the Board that the Audit Committee had not formally met with senior management since July 2000. D&T stated that, in its judgment, such conditions represented a material weakness in the Company's internal control under standards established by the American Institute of Certified Public Accountants ("AICPA").

By letter dated April 18, 2000, D&T informed the Board that the Company was unable to maintain a level of accounting staff and management to adequately perform all of the tasks that are an integral part of the internal control structure. D&T also communicated in this letter to the Board that the accounting staff at the subsidiary locations were not adequately supervised by an appropriate level of corporate accounting management, and that the Company did not consistently prepare reconciliations or activity rollforward analyses on certain of its accounts. D&T stated that, in its judgment, such conditions represented reportable conditions in the Company's internal control under standards established by the AICPA.

The Company requested that D&T provide a letter addressed to the SEC stating whether or not D&T agrees with the above statements. A copy of the letter, dated November 27, 2001, is filed as Exhibit 16 to this Form 8-K.
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Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.


                   Exhibit              Description

                     16          Letter from Deloitte & Touche LLP
                                  re:  Change in Certifying Accountant.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 27, 2001

                                    EPL TECHNOLOGIES, INC.

                                    /s/ Paul L. Devine
                                    -----------------------------------
                                    Name:   Paul L. Devine
                                    Title:  President and Chief
                                            Executive Officer

                                    /s/ Joseph W. Beach
                                    -----------------------------------
                                    Name:   Joseph W. Beach
                                    Title:  Senior Vice President
                                            and Chief Financial Officer